EXHIBIT 1
                                                                       ---------

                             JOINT FILING AGREEMENT
                             ----------------------


     Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D/A to which this Exhibit is attached is filed on behalf of each of them.

Dated:      September 28, 2001


NUCO, I, LTD.


By: /s/: Howard Weinreich
    ----------------------------
Name:    Howard Weinreich
Title:   General Counsel,
         Vice President, Contracts
         Administration, Secretary



VOLT INFORMATION SCIENCES, INC.

By: /s/: Howard Weinreich
    ----------------------------
Name:    Howard Weinreich
Title:   General Counsel
         and Vice President




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